SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K


                                 Current Report
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



                          Date of Report: June 1, 2006
                  Date of Earliest Event Reported: May 26, 2006



                         WORLD WASTE TECHNOLOGIES, INC.
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             (Exact Name of Registrant as Specified in its Charter)



                                   California
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                 (State or Other Jurisdiction of Incorporation)


               1-11476                                   95-3977501
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      (Commission File Number)              (I.R.S. Employer Identification No.)


13520 Evening Creek Drive, Suite 130, San Diego, California            92128
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         (Address of Principal Executive Offices)                   (Zip Code)


                                 (858) 391-3400
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              (Registrant's Telephone Number, Including Area Code)

                                       N/A
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          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act
     (17 CFR 230.425).

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01. Entry into a Material Definitive Agreement.

         Securities Purchase Agreements

         On May 25, 2006, World Waste Technologies, Inc. (the "Company") entered into a Securities Purchase Agreement (the "Initial Agreement"), with the purchasers named therein (the "Initial Purchasers"). Pursuant to the Initial Agreement, the Initial Purchasers agreed to acquire a total of 89,000 shares of the Company's newly created 8% Series B Convertible Redeemable Preferred Stock (the "Series B Preferred"), at a price of $100 per share. This transaction (the "First Offering") closed on May 25, 2006. The Company received aggregate gross proceeds from the sale of securities in the First Offering of $8.9 million, resulting in net proceeds to the Company of approximately $8.0 million. The Certificate of Determination of Rights, Preferences and Privileges of the Series B Preferred, as amended, as filed with the Secretary of State of the State of California, is attached hereto as Exhibit 3.1.

         On May 25, 2006, the Company entered into Securities Purchase Agreements (the "Subsequent Agreements"), with the purchasers named therein (the "Additional Purchasers"). Pursuant to the Subsequent Agreements, the Additional Purchasers agreed to acquire a total of an additional 161,000 shares of Series B Preferred on the same terms as the First Offering described above. This transaction (the "Second Offering") closed on May 30, 2006. The Company received additional aggregate gross proceeds form the sale of securities in the Second Offering of $16.1 million, resulting in additional net proceeds to the Company of approximately $14.5 million. Consummation of the Second Offering was conditioned upon closing of the First Offering.

         The Company also issued the Initial Purchasers five-year warrants to acquire a total of up to 890,000 shares of the Company's common stock at an exercise price of $2.75 per share, and issued the Additional Purchasers warrants on the same terms to acquire a total of up to 1,610,000 shares of the Company's common stock.

         The Company plans to use the net proceeds from these offerings for: (1) commissioning, operation, and process improvement investments at the Company's Plant Number One located at 2740 Coronado Street, Anaheim, California; (2) working capital; (3) general corporate purposes and (4) to repay the Company's senior secured debentures, as described below.

         Terms of the Series B Preferred

         Each share of Series B Preferred Stock is convertible for a period of five years into 40 shares of the Company's common stock. To the extent not converted by the five-year anniversary of issuance, the shares of Series B Preferred are subject to redemption at each holder's option at a redemption price equal to $100.00 per share, plus accrued and unpaid dividends to that date, with any shares not redeemed subject to automatic conversion. The shares of Series B Preferred are also subject to mandatory conversion prior to the five-year anniversary of issuance if the Company's common stock meets certain trading price and volume criteria and under certain other circumstances. Each share of Series B Preferred is entitled to that number of votes equal to the number of whole shares of the common stock into which it is convertible. Holders of Series B Preferred are entitled to receive cumulative dividends, payable quarterly in additional shares of Series B Preferred, at the rate of 8% per annum. The holders of the Series B Preferred are also entitled to fully participate in any dividends paid to the holders of common stock on a common stock equivalent basis, along with the holders of the Company's 8% Series A Convertible Redeemable Preferred Stock (the "Series A Preferred").

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

         Upon any liquidation, dissolution or winding-up of the Company (including a sale of the Company), the holders of Series B Preferred have the right to receive $100 per share (plus accrued but unpaid dividends), prior to and in preference over any liquidation payment on the common stock and pari passu with the Series A Preferred. Following payment of the aforementioned liquidation preference, holders of the Series B Preferred, along with holders of the Series A Preferred, are entitled to participate fully with the holders of common stock on a common stock equivalent basis with respect to the distribution of any remaining assets.

         Arrangements with the Placement Agents

         Thomas Weisel Partners, LLC, First Montauk Securities Corp. and Chadbourn Securities, Inc. acted as the Company's placement agents in the first offering. Thomas Weisel Partners, LLC, Chadbourn Securities, Inc. and First Montauk Securities Corp. acted as the Company's placement agents in the second offering, and Green Drake Capital Corp. acted as selling agent for Chadbourn Securities, Inc.

         Laird Q. Cagan, a managing director of Cagan McAfee Capital Partners, LLC ("CMCP") and a significant shareholder of the Company acted as a registered representative of Chadbourn Securities, Inc. with respect to these offerings. John Pimentel, our Chief Executive Officer and Chairman of our Board of Directors, works with CMCP, but will receive no compensation relating to these offerings. Additionally, Chadbourn owns warrants to acquire up to approximately 35,000 shares of our common stock (exclusive of the warrants issued as fees to the placement agents in these offerings described below).

         As compensation in connection with the First Offering, the placement agents received total cash fees of $891,000 and five-year warrants to purchase a total of up to 356,000 shares of the Company's common stock at an exercise price of $2.75 per share, as well as an out-of-pocket expense reimbursement. As compensation in connection with the Second Offering, the placement agents received total cash fees of up to 10% of the gross proceeds and warrants, on the same terms, to purchase up to a total of up to 644,000 shares of the Company's common stock, as well as an out-of-pocket expense reimbursement.

         Exchange of Senior Debentures

         In addition to the sales described above, holders of $2,480,000 aggregate principal amount of senior secured debentures exchanged their debentures and accrued interest for a total of approximately 25,000 shares of Series B Preferred pursuant to existing contractual rights, and the holder of a $1.0 million principal amount debenture has indicated that it might exchange its debentures for 10,000 shares of Series B Preferred. The Company repaid the balance of the debentures ($2,770,000 principal amount) with a portion of the proceeds of the Second Offering and, if not converted, will also repay the $1.0 million debenture with a portion of such proceeds.

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

         Consent of the Holders of Series A Preferred

         In May 2006, the holders of the Company's Series A Preferred consented to the offerings described above, and the Company agreed to decrease the conversion price of the Series A Preferred from $2.50 per share to $2.125 per share and agreed to amend the terms of warrants to acquire up to 407,560 shares of the Company's common stock issued to such holders on April 28, 2005 by decreasing the exercise price thereof from $4.00 per share to $2.75 per share and by increasing the number of shares of common stock issuable upon exercise thereof to a total of 1,018,900 shares.

         Registration Rights Agreement

         The securities sold pursuant to these offerings have not yet been registered under the Securities Act of 1933 and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from registration requirements. In connection with these offerings, the Company, the Initial Purchasers, the Additional Purchasers, the holders of Series A Preferred and the holders of debentures that elected to exchange their debentures as described above, entered into an Amended and Restated Registration Rights Agreement. Pursuant to this agreement, the Company has agreed to file a registration statement covering the resale of the shares of common stock issuable upon conversion of the Series A Preferred and Series B Preferred and the shares underlying the warrants held by such investors within 60 days of the closing of the Initial Offering and to cause such registration statement to be declared effective by the SEC within 180 days of such closing date. It is anticipated that this registration statement will also cover the resale of securities issued by the Company in previous transactions in which investors were granted registration rights.

         A copy of the press release describing these transactions is attached to this report as Exhibit 99.1.

3.02. Unregistered Sales of Equity Securities.

         The Company's issuance of Series B Preferred and warrants and the common stock issuable upon conversion or exercise thereof that is described above in Item 1.01 is exempt from registration under the Securities Act of 1933 pursuant to exemptions from registration provided by Rule 506 of Regulation D and Sections 4(2) of the Securities Act of 1933.

5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On May 26, 2006, the Company received notification from Thomas L. Collins, the Company's Executive Vice President and a member of the Company's Board of Directors, that he plans to retire from the Company and resign from the Board effective May 19, 2007.

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

Item 9.01. Financial Statements and Exhibits.

(c)  Exhibits

Exhibit No.         Description
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3.1                 Certificate of Determination of Rights, Preferences and
                    Privileges of the 8% Series B Cumulative Redeemable
                    Convertible Participating Preferred Stock of World Waste
                    Technologies, Inc., as amended
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99.1                Press Release






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
                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:  June 1, 2006                     WORLD WASTE TECHNOLOGIES, INC.


                                        By: /s/ David Rane
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                                            David Rane
                                            Chief Financial Officer







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

                                  Exhibit Index
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Exhibit No.         Description
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3.1                 Certificate of Determination of Rights, Preferences and
                    Privileges of the 8% Series B Cumulative Redeemable Convertible Participating Preferred Stock of World Waste Technologies, Inc., as amended
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99.1                Press Release






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